UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported July1,2006

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IC2E INTERNATIONAL, INC.

(Formally The Madonna Corporation

(Name of Small Business issuer in its charter)

                   COLORADO

                    000-32445               98-0219157

     (State or other jurisdiction of            (Commission File No.)    (IRS Employer

      incorporation or organization)

    Identification No.)

7816 Calla Donna Place, Calgary, AB T2V 2R1

(Address of principal executive offices)

(403) 818-6440

(Registrant’s telephone number)

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Item 5.02  Departure of Directors or Principal Officers; Election of Directors, Appointments of Principal Officers.

On July 1, 2006 Lance R. Larsen, director and Principal Financial Officer of the registrant resigned both as a director and officer.  Coincidently, Steven Konopelky, Douglas Morrison, Dr. Michael Giuffre and James Haley were appointed to the Board of Directors to serve until the next annual meeting of stockholders. In a reorganization of the registrant’s Board of Directors Thomas Charlton assumed the titles of; Chairman and Chief Executive Officer, Mr. Konopelky was elected President.  Mr. Haley was elected Vice President and  Mr. Morrison was elected Chief Financial Officer to replace Mr. Larsen.

Item 8.01 The Board of Directors of the registrant voted unanimously in favor of a resolution that authorized the Officers to cause a share dividend to be made to all stockholders of record as of July 1, 2006. The dividend would be four additional shares for each share held as at the record date.  It was also resolved to retain the par value of the common and preferred stock at $0.001 per share.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
Exhibit 99.1	Minutes of the July 1, 2006 meeting of the Board of Directors

A copy of the Minutes of the July 1, 2006 meeting of the Board of Directors is attached to this report as Exhibit 99.1

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IC2E INTERNATIONAL, INC.

/s/ Douglas Morrison_____________________________

      Secretary

Date  July 3, 2006.

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